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                              EMPLOYMENT AGREEMENT

        This Agreement shall be effective as of May 4, 1993 (the "Effective Date") by and between Frank S. Fuino, Jr. (the - "Employee") and Jan Bell Marketing, Inc. (the "Company").

        WHEREAS, the Board of Directors of the Company recognizes the Employee's contribution to the growth and success of the Company and desires to assure the Company of the Employee's employment and to compensate Employee therefore; and

        WHEREAS, the Employee is desirous of being employed by the Company and committing to serve the Company on the terms herein provided;

        NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements of the parties herein contained, the parties agree as follows:

   1.   Position, Responsibilities and Term of Employment.

        1.01 Employment and Duties. Subject to the terms and conditions of this Agreement, the Company employs the Employee to serve initially as the Executive Vice President of Finance and Chief Financial Officer and the Employee accepts such employment and agrees to perform in a diligent, careful and proper manner such reasonable responsibilities and duties commensurate with such position as may be assigned to Employee by the officers or other designees of the Company. Such title and duties may be changed in any manner deemed appropriate from time to time at the discretion of the President or the Board of Directors. Employee agrees to devote substantially all business time and efforts to and give undivided loyalty to the Company.

        1.02 Term. Subject to the provisions of this Agreement, the term of this Agreement shall be three (3) years. The Agreement may be extended by the written mutual agreement of the parties.

    2.  Compensation.

        2.01 Base Salary. During the term of this Agreement, the Company shall pay Employee a minimum base annual salary, before deducting all applicable withholdings, of $175,000.00 per year, payable at all times and in the manner dictated by the Company's standard payroll policies. Such minimum base shall be adjusted annually to reflect increases in the consumer price index.

        2.02 Incentive Compensation. In addition to a base salary, the Employee shall be eligible for an annual bonus for each fiscal year that ends during the term of this Agreement, which annual bonus shall be in an amount not to exceed forty percent (40%) percent of the Employee's annual base salary for the particular fiscal year. Provided, however, in all circumstances, the amount (if any), time and form of payment of any such annual bonus shall be determined in the sole discretion of the President or the Compensation Committee of the Board.

                        Exhibit 10.8
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        2.03  Participation in Benefit Plans.  The Employee shall be entitled to participate in, and receive benefits under, all the Company's employee benefit plans and arrangements in effect on the Effective Date for as long as such plans and arrangements may remain in effect (including, but not limited to, participation in any other pension, profit sharing, stock bonus plan or stock option plan adopted by the Company, and all group life, health, disability plans and other insurance) or any substitute or additional plans, policies or arrangements made available in the future to similarly situated employees of the Company, subject to, and on a basis consistent with, the terms, conditions and overall administration of such plans, policies and arrangements. Nothing paid to the Employee under any plan, policy or arrangement presently in effect or made available in the future shall be deemed to be in lieu of other compensation to the Employee hereunder as described in this Section 2.

        2.04 Vacation Days. The Employee shall be entitled to the number of paid vacation days and paid holidays in each year as are determined by the Company from time to time as appropriate for senior executive officers, provided that the aggregate annual number of such vacation days and paid holidays shall at no time fall below the number of days per year to which Employee was entitled on the Effective Date.

        2.05 Expenses. During the term of employment hereunder, the Employee shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by Employee (in accordance with the policies and procedures established by the Company or the Board for employees of the Company) in performing services hereunder, including a mutually acceptable reasonable car allowance or arrangement.

        2.06 Relocation Expenses. Employee shall be entitled to reimbursement of reasonable moving expenses of up to $30,000 upon submission of written documentation to the Company.

   3.   Termination.

        3.01  Termination by Company for Other Than Cause.

        The Company may terminate this Agreement without cause at any time upon written notice to Employee. This Agreement, except as set forth in Section 4, shall terminate on the date specified. Subject to Section 3.05, the Company shall pay Employee a severance amount equal to the lesser of (i) one year of the Employee's base annual salary as defined in Section 2.01 or (ii) the base salary as defined in Section 2.01 for the remaining term of the Agreement, as well as in each case accelerate the exercise of any outstanding options and vest any bonus stock.



                                  Exhibit 10.8




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        3.02  Termination by the Company for Cause.

              (a) The Company shall have the right to terminate the employment of the Employee for cause. Effective as of the date that the employment of the Employee terminates by reason of cause, this Agreement, except as set forth in Section 4, shall terminate and no further payments of the compensation described in Section 2 shall be made.

              (b) For the purpose of this Agreement, "cause" shall mean willful or gross neglect of duties for which the Employee is employed; failure to abide by the lawful written instructions of the Chairman of the Board or CEO, committing fraud, misappropriation or embezzlement in the performance of duties as an employee of the Company; conviction of a felony involving a crime of moral turpitude; willfully engaging in conduct materially injurious to the Company or in violation of the covenants contained in Section 4; or by reason of Employee's breach of this Agreement.

        3.03 Other Termination. The Employee may terminate this Agreement by giving forty five (45) days' prior written notice to the Company and this Agreement shall terminate, except as set forth in Section 4, as of the date specified by the Employee as the effective date of such termination.

        3.04 Termination by Death or Disability. If the Employee dies or becomes disabled, this Agreement shall terminate except as set forth in Section 4, and the Employee (or estate) shall then be entitled to such base salary described in Section 2 that relates to the period that Employee performed services for the Company, and all applicable benefits (including, as applicable, continued status as an employee in the event of disability) to which the Employee is entitled under the Company's employee benefit plans, other benefit plans or programs maintained by the Company and all other such benefits from employment policies and practices of the Company. For the purposes of this Section 3.04, "disability" shall be deemed to occur after 120 days in the aggregate during any consecutive 12 month period, or after 60 consecutive days, during which 120 or 60 days, as the case may be, Employee, by reason of physical or mental disability or illness, shall have been unable to perform the duties assigned to Employee in all material respects as determined by the President or the Board.





                                  Exhibit 10.8




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        3.05 Termination after Certain Corporate Events.  In the event the
Company mergers with or is acquired by another entity, Employee may terminate this Agreement at any time after such event if his duties and position are substantially reduced or changed in a manner not reasonably acceptable to Employee. If Employee terminates this Agreement under such circumstances, Employee shall promptly receive the base salary set forth in Section 2.01 for the remaining term of the Agreement as well as accelerate the exercise of any stock options and vest any bonus stock. In the event that the Employee becomes entitled to compensation pursuant to this Section 3.05 (or any other Section of this Agreement) and the payment of such compensation constitutes a "parachute payment" as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the "Code") and subject to a tax under Section 4999 of the Code, the Employee shall be entitled to greater of: (a) the compensation payable pursuant to this Section 3.05 (or any other Section of this Agreement), net of any taxes imposed by Section 4999 of the Code; or (2) the compensation payable pursuant to this Section 3.05 (or any other Section of this Agreement) reduced to the extent necessary to ensure that such amount does not constitute a "parachute payment" as defined in Section 280G of the Code and subject to a tax under
Section 4999 of the Code.

        4.      Covenants and Confidential Information.

                (a) Employee agrees that during the term hereof and for one year after this Agreement ends or is terminated or the Employee leaves the employment of the Company for any reason whatsoever (and, as to clauses (iii) and (iv) of this Paragraph 4(a), at any time) Employee will not, directly or indirectly, do or suffer any of the following:

                         (i)  Own, manage, control or participate in the
ownership, management or control of, or be employed or engaged by or otherwise affiliated or associated as a consultant, independent contractor or otherwise with, any other corporation, partnership, proprietorship, firm, association, or other business entity, or otherwise engage in any business, which is primarily engaged in, or otherwise directly competes with, the business of the Company or any of its affiliates (as conducted on the date Employee ceases to be employed by the Company in any capacity, including as a consultant) in the United States of America , Mexico, Israel or any of the countries or nations in which the Company or any of its affiliates is doing business or then intending to do business nor solicit any person or business that was at the time of termination of employment or within two years prior thereto a customer, vendor or supplier of the Company or any of its affiliates;

                         (ii)  Employ, assist in employing, recruit or
otherwise associate in business with any present, former or future employee, officer or agent of the Company or its affiliates;

                                  Exhibit 10.8




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                         (iii)  Induce any person who is an employee, officer
or agent of Company, or any member of the Company or its affiliates, to terminate said relationship; and

                         (iv)  Disclose, divulge, discuss, copy or otherwise
use or suffer to be used in any manner, in competition with, or contrary to the interests of, the Company, or any member of the Company or its affiliates, customer lists, manufacturing and marketing methods, merchandise sources, methods of merchandising deemed proprietary by the Company, product and assortment selection, sales and price lists, product research or data, vendors, contractors, financial information, business plans and methods or other trade secrets of the Company, or any member of the Company or its affiliates, it being acknowledged by Employee that all such information regarding the business of the Company and the Company or its affiliates compiled or obtained by, or furnished to, Employee while Employee shall have been employed by or associated with the Company is confidential information and Employer's exclusive property (it being understood, however, that information publicly disclosed by the Company shall not be subject to this Subparagraph 4(a)(iv), provided that such information may not be used in connection with any of the activities prohibited under clauses (i) and (ii) of this Paragraph 4(a) for so long as such clauses remain in effect).

                 (b) Employee expressly agrees and understands that the remedy at law for any breach by Employee of this Paragraph 4 will be inadequate and that damages flowing from such breach are not readily susceptible to being measured in monetary terms. Accordingly, it is acknowledged that upon Employee's violation of any provision of this Paragraph 4, the Company shall be entitled to obtain from any court of competent jurisdiction (including without limitation in Dade or Broward County, Florida) immediate injunctive relief and obtain a temporary order restraining any threatened or further breach as well as an equitable accounting of all profits or benefits arising out of such violation. Nothing in this Paragraph 4 shall be deemed to limit the Company's remedies at law or in equity for any breach by Employee of any of the provisions of this Paragraph 4 which may be pursued or availed of by the Company.

                (c) In the event Employee shall violate any provision of this Paragraph 4 as to which there is a specific time period during which Employee is prohibited from taking certain actions or from engaging in certain activities, as set forth in such provision, then, such violation shall toll the running of such time period from the date of such violation until such violation shall cease.





                                  Exhibit 10.8




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                (d)  Employee has carefully considered the nature and extent of the restrictions upon Employee and the rights and remedies conferred upon the Company under this Paragraph 4, and Employee acknowledges and agrees that the same are reasonable in time and territory, are designed to eliminate competition which otherwise would be unfair to the Company, do not stifle the inherent skill and experience of Employee, would not operate as a bar to Employee's sole means of support, are fully required to protect the legitimate interests of the Company, do not confer a benefit upon the Company disproportionate to the detriment to Employee and are material provisions without which the Company would not employ Employee pursuant to this Agreement.

   5.   Assignment.

        This Agreement and the rights and obligations of the parties hereto shall bind and inure to the benefit of each of the parties hereto and shall also bind and inure to the benefit of any successor or successors of the Company by reorganization, merger or consolidation and any assignee of all or substantially all of the Company's business and properties, but, except as to any such successor or assignee of the Company, neither this Agreement nor any rights or benefits hereunder may be assigned by the Company or the Employee.

    6.  Miscellaneous.

        6.01 Governing Law. This Agreement shall be construed in accordance with and governed for all purposes by the laws of the State of Florida.

        6.02 Notices. Any notice, request, or instruction to be given hereunder shall be in writing and shall be deemed given when personally delivered or three days after being sent by United States certified mail, postage prepaid, with return receipt requested to, the parties at their respective addresses set forth below:

                (a)     To the Company:

                        Jan Bell Marketing, Inc.
                        13801 Northwest 14th Street
                        Sunrise, Florida   33323
                        Attention:  President

                (b)     To the Employee:

                         Frank Fuino, Jr.
                         61 Hunt Road
                         Freehold, New Jersey   07728



                                  Exhibit 10.8




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        6.03  Severability.  If any paragraph, subparagraph or provision hereof is found for any reason whatsoever to be invalid or inoperative, that paragraph, subparagraph or provision shall be deemed severable and shall not affect the force and validity of any other provision of this Agreement. If any covenant herein is determined by a court to be overly broad thereby making the covenant unenforceable, the parties agree and it is their desire that such court shall substitute a reasonable judicially enforceable limitation in place of the offensive part of the covenant and that as so modified the covenant shall be as fully enforceable as if set forth herein by the parties themselves in the modified form. The covenants of Employee in this Agreement shall each be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of Employee against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the covenants in this Agreement.

        6.04 Amendment and Waiver. This Agreement may not be amended, supplemented or waived except by a writing signed by the party against which such amendment or waiver is to be enforced. The waiver by any party of a breach of any provision of this Agreement shall not operate to, or be construed as a waiver of, any other breach of that provision nor as a waiver of any breach of another provision.

        6.05 Arbitration of Disputes. Except as set forth in Section 4, any controversy or claim arising out of or relating to this Agreement or to the breach thereof shall be settled by binding arbitration in accordance with the laws of the State of Florida conducted in the City of Miami in accordance with the commercial rules of the American Arbitration Association. Judgement upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. The cost of any arbitration proceeding conducted hereunder shall be borne equally between the Employee and the Company.

        6.06 Binding Effect. Subject to the provisions of Section 5 hereof, this Agreement shall be binding on the successors and assigns of the parties hereto.

        6.07 Survival of Rights and Obligations. All rights and obligations of the Employee or the Company arising during the term of this Agreement shall continue to have full force and effect after the date that this Agreement terminates or expires.

        6.08 Counterparts. This Agreement may be executed in two counterparts, each of which is an original but which shall together constitute one and the same instrument.




                                  Exhibit 10.8




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                                   Execution

        Upon execution below by both parties, this Agreement will enter into full force and effect as of May 4, 1993.

                                        JAN BELL MARKETING, INC.



                                        By:/s/ Lee A. Mills
                                           ----------------------
                                           LEE A. MILLS, Chairman

                                        EMPLOYEE



                                        /s/ Frank S. Fuino, Jr.
                                        -------------------------
                                        FRANK S. FUINO, JR.





                                  Exhibit 10.8




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